UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Security Bank Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURITY BANK CORPORATION

4219 Forsyth Road

Macon, Georgia 31210

April 3, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, May 10, 2007, at 6:00 p.m. at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia. At this year’s Annual Meeting, you will be asked to approve, among other items, an increase in our authorized shares of common stock and a new long-term incentive plan for our management team and directors. Your affirmative vote on the matters is important, and we appreciate your continued support. We will also review our 2006 business results and discuss other matters of interest to our shareholders.

We hope you can attend the meeting in person, but even if you plan to do so, we encourage you to vote your shares ahead of time by using the enclosed proxy card, the telephone or Internet. This will ensure that you will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting and the items on which you will be voting. Please read it carefully.

We are enclosing in this package a copy of our 2006 Annual Report for your review. We look forward to seeing you at our Annual Meeting on May 10, 2007.

Sincerely,

Alford C. Bridges
Chairman of the Board

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY OR YOU CAN

VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD.

SECURITY BANK CORPORATION

4219 Forsyth Road

Macon, Georgia 31210

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

May 10, 2007

TO THE SHAREHOLDERS OF SECURITY BANK CORPORATION:

The 2007 Annual Meeting of Shareholders of Security Bank Corporation, a Georgia corporation, will be held at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia, on Thursday, May 10, 2007, at 6:00 p.m., for the following purposes:

(1)	To elect six members of the Board of Directors;

(2)	To amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 25 million to 50 million;

(3)	To approve the 2007 Omnibus Long-Term Incentive Plan;

(4)	To ratify the selection of McNair, McLemore, Middlebrooks & Co., LLP as the independent auditors for Security Bank Corporation for fiscal year 2007; and

(5)	To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Information relevant to these matters is set forth in the attached proxy statement. Only shareholders of record at the close of business on March 28, 2007 may vote at the meeting.

You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By Order of the Board of Directors,

/s/ Linda L. Cassidy
Linda L. Cassidy
Secretary

Macon, Georgia

April 3, 2007

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE, OR YOU CAN VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

SECURITY BANK CORPORATION

4219 Forsyth Road

P. O. Box 4748

Macon, Georgia 31210

(478) 722-6200

PROXY STATEMENT

ANNUAL MEETING MAY 10, 2007

This proxy statement is furnished to the shareholders of Security Bank Corporation in connection with the solicitation of proxies by our Board of Directors to be voted at the 2007 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held on May 10, 2007 at 6:00 p.m. at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia.

This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about April 3, 2007. The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including consolidated financial statements, is enclosed herewith.

As used in this proxy statement, the terms the Company, we, our and us all refer to Security Bank Corporation and its subsidiaries.

VOTING

At the close of business on the record date for the Annual Meeting, which was March 28, 2007, the Company had outstanding and entitled to vote at the Annual Meeting 19,181,241 shares of Common Stock. On each proposal presented for a vote at the Annual Meeting, each shareholder is entitled to one vote per share of Common Stock held as of the record date.

A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares represented at the Annual Meeting that are abstained or withheld from voting will be considered present for purposes of determining a quorum at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

In voting for the proposal to elect six directors (Proposal I), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal I is governed by Georgia law and our Articles of Incorporation and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

In voting for the proposal to approve the amendment to our Articles of Incorporation (Proposal II), you may vote in favor or against the proposal or you may abstain from voting. The vote required to approve the proposal is the affirmative vote of the holders of two-thirds of all classes of stock entitled to vote in the election of directors. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

In voting for the proposal to approve the Security Bank Corporation 2007 Omnibus Long-Term Incentive Plan (Proposal III), you may vote in favor of or against the proposal or you may abstain from voting. The vote required to approve the proposal is governed by Georgia law and is a majority of the shares cast at the meeting, either by proxy or in person, provided a quorum is present. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

Any other matter that may be submitted to shareholders will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

As of March 28, 2006, our directors and executive officers hold 2,853,985 shares of Common Stock, or approximately 14.69% of all outstanding Common Stock, and we believe that all of those shares will be voted in favor of all proposals.

PROXIES

Shareholders of record can simplify their voting and reduce the Company’s costs by voting their shares via the telephone or the Internet. Instructions for voting via telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures enable shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you choose not to vote by telephone or the Internet, please mark your choices on the enclosed proxy card and then date, sign and return the proxy card at your earliest opportunity.

All proxies properly voted by telephone or the Internet and all properly executed written proxy cards that are delivered to the Company (and not later revoked) will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. In voting by proxy with regard to the proposal to approve the amendment to the Articles of Incorporation and to approve the long-term incentive plan, you may vote for or against each proposal or abstain from voting. You should specify your choices on the proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED “FOR” THE PROPOSALS LISTED ON THE PROXY CARD. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to Ms. Linda L. Cassidy, Secretary of the Board of Directors, Security Bank Corporation, P.O. Box 4748, Macon, Georgia 31208, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors consists of 17 members, 15 of whom are non-employee directors. The employee directors are our President and Chief Executive Officer, H. Averett Walker and the Senior Community Banker of Security Bank of Jones County, Thad G. Childs, Jr. Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, and that the Board shall consist of not less than five members and not more than 25 members, with the exact number to be fixed from time to time by the Board or the shareholders. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years and until their successors are elected and qualified. The Board of Directors set the number of Board members at 17 at its May 2006 meeting. During the April 2006 meeting, the Board of Directors approved the 2006-2007 Board members.

The Board has nominated the following persons, each of whom is currently a director, for submission to the shareholders for election to a three-year term expiring at the 2010 meeting:

Benjamin W. Griffith, III	H. Averett Walker
Ruthie G. McMichael	Larry C. Walker
Ben G. Porter	James R. Williams

Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve for any reason, the Board of Directors may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located or reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ELECT THE SIX NOMINEES NAMED ABOVE.

Biographies of Director Nominees, Directors and Executive Officers

The following information is set forth with respect to the six nominees for election as directors of the Company, the other persons who currently serve on the Board of Directors of the Company and the executive officers of the Company.

During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer. A “legal proceeding” includes: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (b) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (d) any finding by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “SEC”) or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended or vacated).

Nominees for Director

Name	Principal Occupation	Age	Director Since
Benjamin W. Griffith, III	Mr. Griffith is President and owner of Southern Pine Plantations, Inc., a Macon based real estate development and timberland company. Mr. Griffith also holds ownership interests in various other timber, mining and real estate investments in the southeast.	54	1994

Ruthie G. McMichael	Ms. McMichael has been a teacher in Jones County Public Schools for 27 years and is the Media Specialist at Clifton Ridge Middle School. Ms. McMichael is the first cousin of Thad G. Childs and Frank H. Childs, Jr.	54	2003

Ben G. Porter	Mr. Porter is Chairman of Filmworks USA, a company that conducts antiques sales and other events at Lakewood Fairgrounds in Atlanta and Buford, Georgia. He is the developer of a residential subdivision and golf course near Darien, on the Georgia coast. In addition, he is the retired President of Charter Medical International and Senior Vice President of Charter Medical Corporation and the former owner of Piedmont Communications Corporation.	74	1996

H. Averett Walker	Mr. Rett Walker has served as President and Chief Executive Officer of the Company since January 1997. He served as President and Chief Operating Officer of the Company and Security Bank of Bibb County from January 1996 through December 1996. His banking career includes over two years with Bank South as the Middle Georgia Regional President in	53	1996

Name	Principal Occupation	Age	Director Since
	Macon, and ten years with NationsBank, now Bank of America, including positions as Regional President in Albany/Moultrie and President in LaGrange.

Larry C. Walker	Mr. Larry Walker is an attorney with the firm of Walker, Hulbert, Gray & Byrd, LLP in Perry, Georgia. Mr. Walker is a director of Life of the South Corp.	64	1998

James R. Williams	Mr. Williams is the retired former owner of Consultants and Builders, Inc., a building and design firm. He is also the Chairman and Chief Executive Officer of Parkway Office Suites, Ltd. (an office suites developer), President of Willford Corporation, LLC (a real estate holding company) and a Partner in Flyboy Aviation Properties, LLC and Mathis Field, LLC (private airport ownership and operations).	64	2006

	Continuing Directors—Terms Expiring in 2008

Name	Principal Occupation	Age	Director Since
Edward M. Beckham, II	Mr. Beckham is a partner in Beckham Bros. Distribution, which has rental property holdings. He is also a partner in Beckham Bros., which is a real estate and agricultural company. He is Vice-Chairman of the Board of Directors.	68	1998

Alford C. Bridges	Mr. Bridges is President and Vice President of Whiteway Development Corporation d/b/a Appling Brothers, a grading, paving and construction company in Macon, Georgia. He is Chairman of the Company’s Board of Directors.	68	1994

Thad G. Childs, Jr.	Mr. Thad Childs is the Senior Community Banker of Security Bank of Jones County. Mr. Childs served as President and Chief Executive Officer of Security Bank of Jones County from the completion of the merger between Bank of Gray and the Company in June 2003 until his retirement on December 31, 2006. He served as President and Chief Executive Officer of the Bank of Gray from January 1987 through May 2003. His banking career also includes nine years with Trust Company Bank of Middle Georgia. Mr. Thad Childs is the first cousin of Frank H. Childs, Jr. and Ruthie G. McMichael.	60	2003

John W. Ramsey	Mr. Ramsey retired as the Chairman and Chief Executive Officer of Fairfield Financial Services, Inc., a wholly owned mortgage subsidiary of Security Bank of Bibb County on December 31, 2006. Prior to joining Security Bank of Bibb County, he was Chief Executive Officer of Group Financial Southeast d/b/a Fairfield Financial Associates. Mr. Ramsey is President and owner of Rams Four Ltd., a real estate development company that owns The Pines of Gray. Mr. Ramsey owns Rams Head Ltd., a Subchapter S corporation that owns Group Financial Southeast (“GFSE”) and various other real estate holdings.	63	2000

Name	Principal Occupation	Age	Director Since
Robert M. Stalnaker	Mr. Stalnaker is former co-owner and President of Stalnaker Plastics, Inc., a manufacturing company in Warner Robins, Georgia. He is also a managing partner in HealthQuest Technologies, LLC, a manufacturing marketing company.	57	1998

Richard W. White, Jr.	Mr. White is President and part owner of White Brothers Warehouse, Inc., a wholesale distributor of auto parts in Macon, Georgia.	53	1994

	Continuing Directors—Terms Expiring in 2009

Name	Principal Occupation	Age	Director Since
Frank H. Childs, Jr.	Mr. Frank Childs is a partner in the Groover & Childs law firm. Mr. Childs is also the County Attorney for Jones County. Mr. Frank Childs is the first cousin of Ruthie G. McMichael and Thad G. Childs, Jr.	58	2003

Robert T. Mullis	Mr. Mullis holds ownership interests in various businesses and in real estate holdings.	64	1994

T. Kevin Reece	Mr. Reece is the Chief Executive Officer of Sivica Investments, a commercial and residential real estate development company in Alpharetta, Georgia.	45	2005

H. Cullen Talton, Jr.	Mr. Talton is the sheriff of Houston County, Georgia and a real estate developer.	74	1998

Joe E. Timberlake, III	Mr. Timberlake is the retired President of Timberlake Grocery Company in Macon, Georgia. He is also the treasurer of Flintlake, Inc., a managing partner in Timberlands Partnership and Timberlake LLP, and a director of several other private companies.	66	1994

	Executive Officers

Name	Positions Held		Age
H. Averett Walker	See information under the heading “Nominees for Director” above.

Richard A. Collinsworth	Mr. Collinsworth has served as Executive Vice President and Executive Credit Officer of the Company since January 1996 and also serves as President of Security Bank of Bibb County. In January 2003, he was also named as the Company’s Chief Operating Officer, and in 2007 his responsibilities were further defined to include Regional Executive for the Company’s Middle Georgia division. Prior to joining the Company, he was City Commercial Banking Manager for Bank South in Macon in 1995. His thirty-one year banking background includes positions at NationsBank (now Bank of America) in North Carolina and Texas and at Henderson National Bank in Huntsville, Alabama. His responsibilities have included commercial lending, credit administration, marketing, internal reorganizations and product development.		57

Name	Principal Occupation	Age
James R. McLemore	Mr. McLemore has served as Executive Vice President and Chief Financial Officer of the Company and Security Bank of Bibb County since December 2002. Mr. McLemore served as Executive Vice-President and Chief Financial Officer of The Independent Bankers Bank in Dallas, Texas from December 2000 to November 2002. From August 1998 to November 2000, he served as Senior Vice-President and Chief Financial Officer of IBERIABANK Corporation in Lafayette, Louisiana. Mr. McLemore is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA).	47

PROPOSAL II—APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SECURITY BANK CORPORATION

At its regular meeting on February 20, 2006, our Board of Directors voted to adopt, subject to the approval of two-thirds of the holders of all classes of stock entitled to vote in the election of directors, an Amendment to the Articles of Incorporation of Security Bank Corporation. The Amendment will increase the authorized shares of Common Stock of the Company from 25 million shares to 50 million shares. The Board of Directors recommends that shareholders vote “For” approval of this amendment.

At March 28, 2007, there were 19,181,241 shares of the Company’s Common Stock issued and outstanding, and 5,818,759 shares of Common Stock were available for issuance. The Board of Directors believes that it is advisable to have a greater number of authorized but unissued shares of Common Stock available for various corporate programs and purposes, including acquisitions and mergers.

The Company may from time to time consider acquisitions and mergers, stock splits and public or private financings to provide the Company with capital, any or all of which may involve the issuance of additional shares of Common Stock or securities convertible into shares of Common Stock. Also, additional shares of Common Stock may be necessary to meet anticipated future obligations under the Company’s dividend reinvestment plan, employee stock purchase plan, and other stock-based compensation and employee benefit plans. The Board of Directors believes that having the authority to issue additional shares of Common Stock will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase the authorized shares and will enhance its ability to respond promptly to opportunities for acquisitions, mergers, stock splits and additional financings.

If this proposal is approved, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without shareholder approval, except to the extent that shareholder approval is required by applicable law or rules. Because the Company’s Common Stock is traded on the Nasdaq Global Select Market, shareholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the Company’s then outstanding shares of Common Stock in connection with an acquisition or merger.

The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present shareholders. The additional 25 million shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock. Accordingly, the issuance of additional shares of Common Stock for corporate purposes other than a stock split or stock dividend could have a dilutive effect on the ownership and voting rights of shareholders at the time of issuance.

The proposed Amendment to the Articles of Incorporation would delete current Section 3 in its entirety and replace it with the following Section 3:

“3. The Corporation shall have the authority to issue 50,000,000 common shares with a par value of $1.00 per share.”

If this proposal is approved, it will be effective upon the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia promptly after the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF SECURITY BANK CORPORATION.

CORPORATE GOVERNANCE

Independent Directors

The Company’s Common Stock is listed on the Nasdaq Global Select Market. The Nasdaq requires that a majority of the directors be “independent directors,” as defined in the Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has affirmatively determined that 14 of the Company’s 17 current directors and nominees for director have no other direct or indirect relationships with the Company and therefore are independent directors on the basis of the Nasdaq Marketplace Rules and an analysis of all facts specific to each director. The independent directors are Benjamin W. Griffith, III, Ruthie G. McMichael, Ben G. Porter, Larry C. Walker, James R. Williams, Edward M. Beckham, II, Alford C. Bridges, Robert M. Stalnaker, Richard W. White, Frank H. Childs, Jr., Robert T. Mullis, T. Kevin Reece, H. Cullen Talton, Jr. and Joe E. Timberlake, III.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics

The Board of Directors has adopted the Security Bank Corporation Corporate Governance Guidelines, which may be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. The Board of Directors has also adopted the Security Bank Corporation Code of Conduct and the Security Bank Corporation Code of Ethics, which may also be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. Within the time period required by the SEC and Nasdaq, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors.

Director Nominating Process

Shareholders may recommend a director nominee by writing to the Corporate Secretary. To be considered, recommendations must be received by the Company at least 120 calendar days prior to the date of the Company’s proxy statement for the prior year’s Annual Meeting of Shareholders and include all required information to be considered. In the case of the 2008 Annual Meeting of Shareholders, this deadline is November 27, 2007. All recommendations will be brought to the attention of the Nominating Committee.

The Nominating Committee reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board. Additionally, the Nominating Committee reviews and recommends from time to time any changes to composition and operations of the Board of Directors and its committees.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director. The Nominating Committee, in consultation with the Chairman of the Board, shall periodically examine the composition of the Board and determine whether the Board would better serve its purposes with the addition of one or more directors. If the Nominating Committee determines that adding a new director is advisable, the Committee will initiate the search, working with other directors, management and, if it deems appropriate or necessary, a search firm retained to assist in the search. The Nominating Committee will consider all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates will be presented to the Nominating Committee, and the Committee shall evaluate the candidates based on the needs of the Board at that time and issues of integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions, as set forth in the Nominating Committee’s Charter. Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Nominating Committee, another director, Company management, a search firm or another third party. The Nominating Committee shall submit any recommended candidate(s) to the full Board of Directors for approval and recommendation to the shareholders.

Shareholder Communications to the Board of Directors

Shareholders who wish to communicate with the Board of Directors or any such other individual director or directors may do so by sending written communications addressed to the Board of Directors or such individual director or directors, c/o Corporate Secretary, Security Bank Corporation Board of Directors, P.O. Box 4748, Macon, GA, 31208. All communications directed to the Board of Directors, a Board committee or such individual directors will be received and processed by the Corporate Secretary and will be transmitted to the appropriate director or directors without any editing or screening by the Corporate Secretary. Each Board member who receives communications directly from security holders exercises his or her own discretion on whether to present the communications to the Board of Directors.

Board Meeting Attendance

The Board of Directors of the Company conducts regular meetings, generally on a monthly basis. The Board of Directors met 14 times during 2006. Excluding James Williams, who joined the Company’s Board of Directors upon the completion of the merger with Neighbors Bank in March 2006 and Benjamin W. Griffith, III who was excused for medical reasons, each director attended at least 75% of the meetings of the full Board of Directors and of the Board committees on which he or she serves.

The Company does not have a formal policy on director attendance at the Company’s annual meeting; however all directors are encouraged to attend. All of the Board of Directors attended the 2006 Annual Meeting of Shareholders.

Committees of the Board of Directors

The Company has established four standing committees: Audit, Compensation, Nominating and Policy. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee during 2006 is set forth below:

Audit Committee

The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and each of the subsidiary banks. The current members of the Audit Committee are Edward M. Beckham, II (Chairman), Alford C. Bridges, Ruthie G. McMichael, Ben G. Porter, Robert M. Stalnaker, Joe E. Timberlake, III, James R. Williams and Richard W. White, Jr. During 2006, this committee held five meetings. The Audit Committee’s functions include engaging the Company’s independent public accounting firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent public accounting firm, reviewing the Company’s financial results and SEC filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent public accounting firm. Another function of the Audit Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Board of Directors has adopted a written charter for the Audit Committee, which was amended in 2006 and is attached hereto as Appendix A. The Audit Committee Charter may also be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board of Directors has determined that we do not have a director that would qualify as an “audit committee financial expert.” The Board of Directors believes, however, that all members of the Audit Committee have the financial acumen to discharge the Audit Committee’s responsibilities and a majority of members meets the qualifications of Rule 4350(d)(2) of the Nasdaq Marketplace Rules, and meets the definition of “financial sophistication.” The formal report of the Audit Committee with respect to the year ended December 31, 2006 begins on page 41 herein.

Compensation Committee

The Company has a Compensation Committee that serves to establish compensation for executive officers and key management positions, review the selection and hiring of key officers, oversee the administration of employee benefit programs and set guidelines for compensation for all employees. The Company’s Compensation Committee also serves to coordinate compensation policies for all entities in the Company.

The Compensation Committee independently retains a compensation consultant, Matthews Young Management Consulting (“Matthews Young”), to review the elements of our compensation program and to identify its strengths and weaknesses. The mandate of the consultant is to serve the Company and work for the Compensation Committee in its review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends and technical considerations. For 2006, Matthews Young: (i) provided market data regarding compensation practices of the peer group; (ii) provided suggestions regarding various types and levels of long-term and short-term compensation; and (iii) calculated the potential advantages and disadvantages of various equity-based compensation. Our chief executive officer recommends to the Compensation Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our senior executives. The Compensation Committee considers, discusses, modifies as appropriate, and takes action on such proposals.

Board members who served on the Compensation Committee in 2006 are independent directors as defined by the Nasdaq Marketplace Rules. The Compensation Committee has and may exercise the authority of the Board of Directors in limited circumstances as specified by the Board and to the extent permitted under the Georgia Business Corporation Code, and the Committee has the authority to delegate its duties and responsibilities to subcommittees as it deems necessary and advisable in limited circumstances. The current members of the Compensation Committee are Frank H. Childs, Jr. (Chairman), Edward M. Beckham, II, Alford C. Bridges, Ben G. Porter, H. Cullen Talton, Jr., Larry C. Walker and Richard W. White, Jr. During 2006, this committee held four meetings.

Nominating Committee

The primary function of the Nominating Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the size and composition of the Board of Directors, identifying individuals for nomination as members of the Board of Directors and filing vacancies on the Board of Directors. The Board of Directors has adopted a Nominating Committee Charter, which is attached hereto as Appendix B. The Nominating Committee Charter may also be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. A description of the Nominating Committee’s policy regarding director candidates nominated by shareholders appears in “Director Nominating Process” above.

The Nominating Committee is comprised of members that meet the independence standards of Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The current members of the Nominating Committee are Joe E. Timberlake, III (Chairman), Benjamin W. Griffith, III, Ruthie G. McMichael, Ben G. Porter, Larry C. Walker, James R. Williams, Edward M. Beckham, II, Alford C. Bridges, Robert M. Stalnaker, Richard W. White, Frank H. Childs, Jr., Robert T. Mullis, T. Kevin Reece and H. Cullen Talton, Jr. During 2006, this committee held one meeting.

Policy Committee

The Policy Committee functions as a “sounding board” for the Committee members to provide guidance to the chief executive officer on what they believe are the overall direction, vision and goals of the full Board of Directors that leads to achieving maximum long-term shareholder value. The Board of Directors has adopted a Policy Committee Charter, which may be found in the Corporate Governance Section of the Company’s Web site at www.securitybank.net. The current members of the Policy Committee are Larry C. Walker (Chairman), Richard W. White, Jr., H. Averett Walker, T. Kevin Reece, Ben G. Porter, Frank H. Childs, Jr. and Alford C. Bridges. During 2006, this committee held eight meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 28, 2007, the Company is not aware of any beneficial owners of more than five percent of the Company’s outstanding Common Stock.

Based on information provided to the Company, set forth in the table below is information regarding the beneficial ownership of Common Stock held by our directors, the named executive officers (as defined in “Executive Compensation” below) and all directors, nominees for director and executive officers of the Company as a group as of March 28, 2007:

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)
Director Nominees

Benjamin W. Griffith, III	286,346		1.47%
Ruthie G. McMichael	61,998	(3)	0.32%
Ben G. Porter	139,500		0.72%
H. Averett Walker	212,999	(4)	1.10%
Larry C. Walker	106,019	(5)	0.55%
James R. Williams	74,066	(6)	0.38%

Other Current Directors and Executive Officers

Edward M. Beckham, II	83,446		0.43%
Alford C. Bridges	103,281		0.53%
Frank H. Childs, Jr.	62,840		0.32%
Thad G. Childs, Jr.	201,088	(7)	1.04%
Richard A. Collinsworth	106,972	(8)	0.55%
James R. McLemore	55,831	(9)	0.29%
Robert T. Mullis	375,157	(10)	1.93%
John W. Ramsey	517,170	(11)	2.66%
T. Kevin Reece	127,981	(12)	0.66%
Robert M. Stalnaker	18,020	(13)	0.09%
H. Cullen Talton, Jr.	33,833		0.17%
Joe E. Timberlake, III	200,716	(14)	1.03%
Richard W. White	86,722	(15)	0.45%
Directors, Nominees and Executive Officers as a Group (19 persons)	2,853,985		14.69%

(1)	Included are shares of Common Stock that may be acquired within 60 days of March 28, 2007 upon the exercise of vested stock options. Unless otherwise indicated, the persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons.
(2)	Calculated on a basis of 19,181,241 shares outstanding and includes 243,052 options exercisable within 60 days of March 28, 2007.
(3)	Includes 2,100 shares held by Mrs. McMichael’s husband and 9,426 shares titled solely to Mrs. Michael’s son.
(4)	Includes 115,492 shares subject to presently exercisable options and 4,000 shares of restricted stock, of which 3,200 shares are currently vested. Mr. Walker has pledged 36,000 shares of common stock as collateral.
(5)	Includes 656 shares held by Mr. Walker’s wife and 76,850 shares titled in the name of David G. Walker and Lawrence C. Walker, Jr., Co-Trustees of the Lawrence C. Walker, Sr. Trust, all which Mr. Walker holds beneficial ownership.
(6)	Includes 62,081 shares held jointly with Mr. Williams’s wife, and 4,838 shares that are titled solely to Mr. William’s wife.

(7)	Mr. Childs has pledged 201,088 shares of common stock as collateral.
(8)	Includes 74,227 shares subject to presently exercisable options and 2,300 shares of restricted stock of which 1,380 shares are currently vested. Mr. Collinsworth has pledged 21,330 shares of common stock as collateral.
(9)	Includes 53,333 shares subject to presently exercisable options.
(10)	Includes 227,978 shares held by an affiliated corporation; 16,335 shares held jointly with Michael C. Griffin; and 118,144 shares for which Mr. Mullis holds a power of attorney. In addition, 194,274 shares of common stock beneficially owned by Mr. Mullis have been pledged as collateral. Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney.
(11)	Includes 159,720 shares held in the name of GFSE, which is owned by Rams Head Ltd, a Subchapter S corporation owned by Mr. Ramsey. Mr. Ramsey has pledged 520,170 shares of common stock as collateral.
(12)	Includes 20,325 shares held by Mr. Reece’s wife. Mr. Reece has pledged 82,455 shares of common stock as collateral.
(13)	Includes 1,740 shares held by Mr. Stalnaker’s wife.
(14)	Includes 15,146 shares held by Mr. Timberlake as trustee for revocable family trusts and 8,180 shares held by a broker as custodian for Mr. Timberlake.
(15)	Includes 31,814 shares held jointly with Mr. White’s wife.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of our compensation program and policies with respect to our named executive officers. Later in this proxy statement under the heading “Additional Information Regarding Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2006 to the following individuals, whom we refer to as our named executive officers:

•	H. Averett Walker, President and Chief Executive Officer;

•	Richard A. Collinsworth, Executive Vice President and Chief Operating Officer of the Company and President of Security Bank of Bibb County;

•	James R. McLemore, Executive Vice-President and Chief Financial Officer of the Company and Security Bank of Bibb County; and

•	John Ramsey, Retired Chairman and Chief Executive Officer of Fairfield Financial Services, Inc. (“Fairfield”).

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Objectives of Our Compensation Program

The overall objective of our compensation program is to provide total compensation that is fair and equitable to our executives and to our shareholders. In order to accomplish this overall objective, our compensation program is designed to: (i) attract the qualified executives necessary to meet our needs as defined by our strategic plans, and (ii) retain and motivate executives whose performance supports the achievement of our objectives.

Compensation Decision Process

The Compensation Committee assists our Board of Directors in discharging its responsibilities relating to compensation of our executive officers. To assist in making its compensation decisions, the Compensation Committee retained Matthews Young to review the elements of our compensation program and to identify its strengths and weaknesses. During 2006, Matthews Young: (i) provided market data regarding compensation practices of the peer group described below; (ii) provided suggestions regarding various types and levels of long-term and short-term compensation; and (iii) calculated the potential advantages and disadvantages of various equity-based compensation plans.

To ensure that our executive officer compensation is competitive in the marketplace, the Compensation Committee reviewed market data from surveys and reports provided by Matthews Young. We compete for executive talent with national and regional banks with similar scope of operations. As a result, the Compensation Committee determined that salary, target annual cash incentive awards and long-term incentive awards for our named executive officers should be comparable to those provided by a peer group of similar sized community banks.

In December 2005, at the request of the Compensation Committee, Matthews Young conducted a review of total cash compensation provided to the named executive officers of banks and bank holding companies in the following categories:

•	Peer financial institutions in the southeastern United States with average assets of $1.5 billion;

•	Independent financial companies with average assets of $0.5 to $1.9 billion;

•	United States financial institutions with average assets of greater than $1.0 billion;

•	Financial institutions with average assets of greater than $1.0 billion; and

•	Community banks with average assets of greater than $1.0 billion.

The Compensation Committee selected a peer group of banks of similar asset size (at the time of selection) and within comparable performance ranges for return on assets and/or return on equity. We also included comparable peers within the southeastern geographic region of the country. The following banks comprised the peer group for 2006:

Ameris Bancorp	First Community Bank, NA
Banctrust Financial Group	GB&T Bancshares
First National Bank and Trust Company of the Treasure Coast	Orion Bank
Fidelity Bank	Resource Bank
First Bank	SCBT Financial Corporation
First Commercial Bank	Towne Bank

As described below in “Elements of Compensation,” we generally target the median of our peer group for the compensation of our named executive officers. In 2007, with the assistance of Matthews Young, the Compensation Committee revised our peer group because of our rapid growth in assets over the course of 2006.

Elements of Compensation

Our compensation program consists of the following elements: (i) base salary, (ii) annual cash incentive awards, (iii) long-term equity incentive awards, and (iv) other executive benefits.

Base Salary

The salaries of our named executive officers are designed to provide a reasonable level of compensation that is affordable to the Company and fair to the executive. Salaries are reviewed annually, and adjustments, if any, are made based on the review of competitive salaries in our peer group, as well as an evaluation of the individual officer’s responsibilities, job scope and performance. For example, we assess each officer’s success in achieving budgeted earnings, achievement of core deposit growth, successful execution of our capital plan, business conduct and integrity, and leadership and team building skills.

Matthews Young and the Compensation Committee reviewed salaries of chief executive officers, chief operating officers and chief financial officers within the 2006 peer group. Based on this review, Matthews Young and the Compensation Committee determined that our named executive officers’ salaries were below the median relative to these comparable positions. As a result, in December 2005, the Compensation Committee approved increases to our named executive officers’ salaries to bring them in line with the salaries of executives in similar positions within the peer group. The 2006 base salaries for each of our named executive officers are reflected in the Summary Compensation Table on page 19 of this proxy statement.

While we target the median base salary of peer companies, base salaries may not be exactly at the median of the peer group. Instead, salaries will fall within a range encompassing both sides of the median point. For example, 2007 base salaries for the Chief Executive Officer and Chief Operating Officer were set, on average, 5% to 6% below the median because, although performance was good, we recognized that the Company has increased its total assets due to recent acquisitions. In January 2007, the Board of Directors approved 2007 base salaries for our named executive officers in the following amounts: Mr. Walker: $370,000, Mr. McLemore: $200,000 and Mr. Collinsworth: $250,000. These salary increases reflect the Compensation Committee’s desire to maintain a competitive compensation structure relative to the peer group.

Annual Cash Incentive Awards

We believe that annual cash incentive awards encourage our named executive officers to achieve short-term targets that are critical to the achievement of our strategic plan. Messrs. Walker, McLemore and Collinsworth receive annual cash incentive awards under our Annual Cash Incentive Plan (“Annual Incentive Plan”), which provides for cash awards to participants upon achievement of certain financial objectives. Mr. Ramsey did not participate in our Annual Incentive Plan and does not receive any other form of annual cash incentive awards. As noted earlier, prior to his retirement on December 31, 2006, Mr. Ramsey was the Chairman and Chief Executive Officer of Fairfield, a subsidiary of the Security Bank of Bibb County. In connection with the Company’s acquisition of Fairfield, Mr. Ramsey and the Company, as part of the sales agreement, agreed to an arrangement where Mr. Ramsey would receive, during the years 2001 to 2005, an amount equal to 100% of Fairfield’s net profits, payable in a mix of cash and Common Stock. As a result of this arrangement, Mr. Ramsey was not eligible to participate in additional incentive plan arrangements with the Company, including for fiscal year 2006.

We seek to ensure that a significant portion (approximately 30%) of each executive officer’s total annual cash compensation is linked to the attainment of the annual performance objectives determined by the Compensation Committee under the Annual Incentive Plan. The Annual Incentive Plan has two components: (i) awards earned based upon achievement of certain financial objectives, and (ii) awards earned within a discretionary pool.

Financial Performance Component. For 2006, awards for Messrs. Walker and McLemore were based on the Company’s net income, core deposit growth, earnings per share growth, net interest margin and efficiency ratio. The award for Mr. Collinsworth was based on net income and weighted risk ratio (an internal measure of the risk in the loan portfolio) of Security Bank of Bibb County, and on core deposit growth, earnings per share growth and net interest margin of the Company. Each of the performance objectives were weighted relatively equally.

These metrics measure progress against those performance objectives that we believe are necessary for the long-term growth of a high performing community bank. Net income and earnings per share growth measure our success in providing profits and returns to our shareholders. Core deposit growth indicates our success in attaining low cost deposits from our customers in our retail markets, which helps offset the higher costs of brokered certificates of deposit and borrowings. Net interest margin is a measure of the effectiveness of our asset/liability management efforts. The efficiency ratio, which reflects the ratio of noninterest expenses to the sum of net interest income and noninterest income, is an industry measure that indicates the amount of cost needed to provide $1 of revenue and is a measure of our efficiency in revenue production. With respect to Mr. Collinsworth, we believe that net income and weighted risk ratio of Security Bank of Bibb County is important because he served as its President in 2006.

In addition to determining the financial measures under the Annual Incentive Plan, the Compensation Committee also determines the level of performance under those measures necessary for an award to pay out under the Annual Incentive Plan. The Compensation Committee selects “trigger,” “target” and “superior” levels of performance, which reflect the percentage by which the financial measure is achieved as measured against budget. The table below reflects such levels of achievement.

	Trigger	Target	Superior
Net Income	85%	100%	115%
Core Deposit Growth	85%	100%	115%
Earnings Per Share Growth	95%	100%	105%
Net Interest Margin	97.5%	100%	102.5%
Efficiency Ratio	105%	100%	95%
Net Income of Security Bank of Bibb County	85%	100%	115%
Weighted Risk Ratio	110%	100%	90%

In order to receive any annual incentive award under the Annual Incentive Plan, our net income must exceed the minimum threshold or “trigger.” Performance at or below “trigger” would result in no annual incentive awards being paid to our executives. The “target” level is typically equivalent to the level set in our annual operating budget. The target level generally represents an amount that is an improvement over performance in the prior year, but is attainable under the assumptions used in our annual operating budget. If overall performance measures approximate the target level, then the executives’ bonus will be approximately 50% of the maximum potential incentive. The performance range around the target level is established annually. The trigger threshold is set at a reasonable level of performance to reward executive management for achievement of some percentage of budget. The “superior” performance level is established as the performance level required to earn 100% of the annual incentive and is set as a “stretch goal” requiring performance beyond the annual budget amount. The likelihood that this level will be attained is no greater than 50%.

For 2006, Messrs. Walker, McLemore and Collinsworth were granted incentive awards under the Annual Incentive Plan under which they were eligible to earn a cash payout equal to a percentage of their base salary, based upon the level of performance against the incentive goals described above. The following table reflects the range of potential payouts for 2006, expressed as a percentage of base salary.

	Walker	McLemore	Collinsworth
Trigger Level of Performance	0%	0%	0%
Target Level of Performance	18%	16%	16%
Superior Level of Performance	36%	32%	32%

In early 2007, after reviewing the year-end financial reports, the Compensation Committee determined that our named executive officers earned awards which approximated the following percentages of their individually targeted award: Mr. Walker, 69%, Mr. McLemore, 70% and Mr. Collinsworth, 69%. Awards earned in 2006 by each of our named executive officers pursuant to the financial performance component of the Annual Incentive Plan are reflected in the Non-Equity Incentive Compensation column of the Summary Compensation Table on page 19 of this proxy statement.

Discretionary Component. The Annual Incentive Plan also provides for a discretionary pool based on a percentage of each participating named executive officer’s base salary: 9% in the case of Mr. Walker and 8% in the case of Messrs. McLemore and Collinsworth. The discretionary component of the incentive framework allows the Compensation Committee to identify and reward individual contributions toward the Company’s overall objectives. The Compensation Committee may allocate this pool in any way it chooses. For discretionary awards earned in 2006, the Compensation Committee determined to distribute the discretionary pool as originally funded. Awards earned in 2006 by each of our named executive officers pursuant to the discretionary component are reflected in the Bonus column of the Summary Compensation Table on page 19 of this proxy statement.

Long-Term Equity Incentive Awards

We maintain the 2004 Omnibus Long-Term Incentive Plan, under which we are permitted to grant incentive stock options, restricted stock grants, stock appreciation rights and performance units. Historically, every three years we have granted our named executive officers long-term equity incentive awards in the form of performance-based stock options which vest upon achievement of specific pre-established levels of Company performance over a three-year performance cycle. If we fail to achieve the required performance level for a particular time period, the options for that time period are forfeited. We use a three year performance cycle in order to maintain a long-term perspective on performance rather than an annual or quarterly perspective. We believe that performance-based stock options align the interests of our named executive officers with those of our shareholders because they reward the officers’ performance with equity in the Company. The last stock options granted to the named executive officers were issued in 2004, for a 2004-2007 performance cycle.

The performance objective for the 2004-2007 performance cycle is earnings per share growth. This performance metric is important to our strategic plan because it measures our success in providing profits and returns to our shareholders. We believe this performance measure focuses management on increasing long-term value for our shareholders. The Compensation Committee set the earnings per share growth target at the beginning of the three-year cycle, and the stock options vest and become exercisable annually depending on our performance against target. Matthews Young reviews the number of stock options recommended for each officer and compares the potential future value of the options to other grants used by our peer group and other similar companies. The vesting and exercisability schedule of these options is described fully in the Outstanding Equity Awards at Fiscal Year End Table on page 22 of this proxy statement.

In accordance with this the three-year grant schedule, we did not grant any options (or any other equity awards) to our named executive officers in 2006. The Compensation Committee intends to grant incentive stock options in 2007, provided the shareholders approve the 2007 Omnibus Long-Term Incentive Plan.

Other Executive Benefits

Perquisites. We provide the following perquisites to our named executive officers:

•	personal use of Company-owned automobile or a car allowance;

•	country club memberships and dues; and

•	personal use of Company-provided cell phones.

For 2006, we determined the level of perquisites and benefits to offer based on information gathered by Matthews Young and the Compensation Committee’s review of other financial institutions in our market area. We believe these perquisites serve a dual purpose. They are competitive with companies in our peer group, and they also facilitate the officer’s ability to work outside our corporate headquarters by assisting with travel and providing an external location to conduct business. For information on the incremental cost of these perquisites, see footnote five to the Summary Compensation Table on page 19 of this proxy statement.

Retirement Benefits. We maintain supplemental executive retirement agreements (“SERP Agreements”) for the benefit of Messrs. Walker, McLemore and Collinsworth. The Compensation Committee desired to provide competitive retirement benefits given the restrictions on executives within tax-qualified plans. The Compensation Committee worked with Matthews Young in analyzing the possible benefits of using SERP Agreements to address the issues of internal and external equity in terms of retirement benefits offered to all employees at the Company as a percentage of final average pay and executives in our peer group. The Board of Directors approved supplemental retirement benefits targeting 65% of the final average base salary for the top three named executive officers. The Board of Directors selected a target of 65% to match such benefits offered to other employees fully participating in qualified retirement plans offered by the Company. If the Company attains net income growth averaging 12% over the initial five years of the SERP Agreements, the benefit will increase to 75% of final average base salary. For more information on the SERP Agreements, see “Pension Benefits under Supplemental Executive Retirement Agreements” on page 24 of this proxy statement.

Employee Stock Purchase Plan. The named executive officers also participate in our Employee Stock Purchase Plan, which allows them to purchase our common stock through payroll deductions ranging from an annual amount of $240 to $7,200. The purchase price is set at 15% less than the most recent quarterly closing price on the Nasdaq Global Market. All of our employees are eligible to participate in our Employee Stock Purchase Plan.

Severance Benefits. We have employment agreements with our named executive officers which provide, among other things, for severance benefits upon certain types of employment terminations. We believe employment agreements serve a number of functions, including (i) retention of our executive team; (ii) mitigation of any uncertainty about future employment and continuity of management in the event of a change in control; and (iii) protection of the Company and customers through non-compete and non-solicitation covenants. Additional information regarding the employment agreements, including a description of key terms and a quantification of benefits that would have been received by our named executive officers had they incurred a termination of employment on December 31, 2006, may be found on page 26 of this proxy statement under the heading, “Potential Payments upon Termination or Change of Control.”

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Thus far, none of our named executive officers have received compensation in excess of the Section 162(m) limitation and, therefore, all compensation has been fully deductible.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation. The following table sets forth the cash and other compensation that we paid to our “named executive officers,” or that was otherwise earned by our named executive officers, for their services in all capacities during 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d) (1)	Stock Awards ($) (e)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
H. Averett Walker President and Chief Executive Officer (Principal Executive Officer)	2006	330,000	29,700	—	153,000	81,540	32,383	183,619	810,242

James R. McLemore EVP, Chief Financial Officer (Principal Financial Officer)	2006	175,000	14,000	—	86,400	39,277	19,175	29,916	363,768

Richard A. Collinsworth EVP, Chief Operating Officer	2006	220,000	17,600	—	100,800	48,266	57,747	131,992	576,405

John W. Ramsey(6) Chairman & CEO of Fairfield Financial Services, Inc.	2006	100,000	—	—	—	—	—	50,350	150,350

(1)	Reflects the value of the cash bonus compensation earned in 2006 within the discretionary component of the Annual Cash Incentive Bonus Plan, which we refer to as the Annual Incentive Plan.
(2)	Represents the value of option awards recognized by the Company in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our income statement for 2006. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”). The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC. We did not grant any stock awards or options to our named executive officers in 2006. In addition, because the Company did not achieve its Tier 2 annual earnings per share growth target, the outstanding options associated with this 2006 target did not vest and were forfeited. Accordingly, the awards for which expense is shown in this table include the awards granted in prior years for which we continued to recognize expense in 2006.
(3)	Reflects the value of cash bonus compensation earned in 2006 pursuant to the financial performance component of the Annual Incentive Plan.
(4)	Reflects the increase during 2006 in actuarial values of each named executive officer’s benefits under the SERP Agreements determined using assumptions consistent with those in the Company’s financial statements. The Company does not provide any above-market earnings or preferential earnings to participants in the SERP Agreements. Mr. Ramsey does not have a SERP Agreement.

(5)	Amounts included in this column are reflected in the following table:

	Mr. Walker	Mr. McLemore	Mr. Collinsworth	Mr. Ramsey
Perquisites and other personal benefits	$9,805	$19,676	$22,365	$8,650
Tax Reimbursements	52,141	—	36,353	—
Employer Contributions to 401(k) Plan	13,200	3,240	13,200	6,000
Employer Contributions to Profit-Sharing Plan	13,200	7,000	8,800	4,000
Directors Fees	32,950	—	9,700	31,700
1996 Stock Option Plan Bonus	62,323	—	41,574	—

Total	$183,619	$29,916	$131,992	$50,350

Perquisites and Other Personal Benefits. For Mr. McLemore these include country club membership dues of $4,320, automobile allowance of $12,000 and cellular phone expenses of $3,356. For Mr. Collinsworth these include country club and social club membership dues of $8,435, automobile allowance of $12,000 and cellular phone expenses of $1,930. Perquisites are valued at the actual expense incurred by the Company in providing such perquisites.

Tax Reimbursements. Our named executive officers were reimbursed for taxes related to the 1996 Stock Option Plan Bonus described below.

Employer Contributions to 401(k) Plan. The Company provides a 100% match for employee contributions up to 6% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code and a maximum salary of $220,000.

Employer Contributions to Profit-Sharing Plan. The Company’s contributes an amount equal to 4% of each named executive officer’s annual salary to his account under our Profit-Sharing Plan.

Directors Fees. Executives are paid cash director fees by the Company and/or Security Bank of Bibb County for their service as directors of those institutions.

1996 Stock Option Plan Bonus. Due to the fact that the options granted by the Company in 1996 did not contain a cashless exercise provision, in 2004, the Compensation Committee authorized the options holders to obtain three-year loans from outside the institution in order to fund the exercise of their stock options. The Company pays an annual bonus to these individuals over a three-year period an amount equivalent to one-third of the principal on the loan plus interest. If the Company achieves an earnings per share (EPS) growth target of 12% per year, the bonuses will be increased to cover the taxes on the bonuses. The executives are personally responsible for repayment of the loan. The bonuses that were accrued in 2006 and paid in early 2007 were the last payments pursuant to this arrangement.

(6)	Mr. Ramsey retired as President and Chief Executive Officer of Fairfield Financial on December 31, 2006. He did not receive any payments in connection with his retirement.

Grants of Plan-Based Awards. The following table below sets forth the individual grants of awards made to each of our named executive officers during 2006.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date(2)	Estimated Future Payouts Under \Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)(2)
		Threshold ($)	Target ($)		Maximum ($)		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)	(k)
Mr. Walker	—	0	59,400	(1)	118,800	(1)	—	—	—	—	—	—

Mr. McLemore	—	0	28,000	(1)	56,000	(1)	—	—	—	—	—	—

Mr. Collinsworth	—	0	35,200	(1)	70,400	(1)	—	—	—	—	—	—

Mr. Ramsey(3)	—	—	—		—		—	—	—	—	—	—

(1)	Represents the potential payout values pursuant to the financial performance component of the Annual Incentive Plan for 2006 performance. For more information on the Annual Incentive Plan, see the description contained in the Compensation Discussion and Analysis on page 15 of this proxy statement and the narrative following this table. In each case, the actual amount earned pursuant to the financial component of the Annual Incentive Plan by each named executive officer is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 19 of this proxy statement.
(2)	Our named executive officers did not receive any equity grants in 2006.
(3)	Mr. Ramsey did not participate in our Annual Incentive Plan.

Employment Agreements. We are parties to employment agreements with each of our named executive officers. These agreements provide for an annual salary that is reviewed annually by our Compensation Committee and recommended to the Board of Directors for approval. In addition, the employment agreements provide that each executive is entitled to participate in our employee benefit plans on the same basis as other executive officers. The employment agreements also provide our named executive officers with severance benefits in the event of certain terminations of employment. These benefits are described in “Potential Payments upon Termination or Change of Control” on page 26 of this proxy statement.

Annual Cash Incentive Plan. Each of our named executive officers, except for Mr. Ramsey, received an annual incentive award under our Annual Incentive Plan for 2006. The Annual Incentive Plan has two components: awards earned based upon achievement of certain financial objectives, which are reflected in the Non-Equity Incentive Compensation column of the Summary Compensation Table, and awards earned within a discretionary pool, which are reflected in the Bonus column of the Summary Compensation Table on page 19 of this proxy statement. For a more complete description of the Annual Incentive Plan, please see the Compensation Discussion and Analysis of this proxy statement under the heading “Annual Cash Incentive Awards” on page 15.

Outstanding Equity Awards at Fiscal Year End. The following table provides information concerning unexercised options and unvested restricted stock awards outstanding as of December 31, 2006 for each of our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)(7)	(i)	(j)
Mr. Walker	10,000	(1)	—		—	8.97	9/16/2009	1,600	(5)	36,512	—	—
	29,325	(2)	55,675	(2)	—	9.76	5/2/2012	—		—	—	—
	50,778	(3)	25,389	(3)		15.72	4/29/2014	—		—	—	—

Mr. McLemore	10,000	(4)	—		—	11.75	12/2/2012	—		—	—	—
	28,889	(3)	14,444	(3)		15.72	4/29/2014	—		—	—	—

Mr. Collinsworth	7,000	(1)	—		—	9.25	5/20/2009	920	(5)	20,994	—	—
	16,560	(2)	31,440	(2)	—	9.76	5/2/2012	—		—	—	—
	33,778	(3)	16,889	(3)		15.72	4/29/2014	—		—	—	—

Mr. Ramsey(6)	—		—		—	—	—	—		—	—	—

(1)	Stock options awarded to Mr. Walker on September 16, 1999 and Mr. Collinsworth on May 20, 1999 under the 1999 Incentive Stock Option Plan (the “1999 Plan”). Under this award, Mr. Walker and Mr. Collinsworth received options to acquire 10,000 and 7,000 shares of Common Stock, respectively. The options vested 20% per year over a five-year period beginning on the first anniversary of the date of grant.
(2)	Stock options awarded on May 2, 2002 under the 2002 Incentive Stock Option Plan (the “2002 Plan”). Under this award, Mr. Walker and Mr. Collinsworth received options to acquire 85,000 and 48,000 shares of Common Stock, respectively. The options were divided into two tiers. Both Tier 1 and Tier 2 options vested over a three-year period beginning on the date of grant, with one-sixth of the options vesting each year on the anniversary of the date of grant if the Company achieved an annual earnings per share growth target of 12% for Tier 1 and 15% for Tier 2. The remaining 50% of Tier 1 and Tier 2 options vested at the end of the third year if the Company’s average earnings per share growth over the three-year period exceeded 12% for Tier 1 and 15% for Tier 2. Vested options become exercisable over a ten-year period beginning on the first anniversary date of the grant date in accordance with the following schedule: 7.5% for years 1-3 (2003 to 2006), 12.0% for years 4-9 (2007 to 2012), 5.5% in year 10 (2013).
(3)	Stock options awarded on April 29, 2004 under the 2004 Omnibus Stock Ownership and Long-Term Incentive Plan (the “2004 Plan”). Under these awards, the executives received options to acquire shares of Common Stock in the following amounts: Mr. Walker, 85,000; Mr. McLemore, 48,000; and Mr. Collinsworth, 56,000. The options were divided into two tiers. Both Tier 1 options and Tier 2 options vest over a three-year period, with one-sixth of the options vesting at the end of each year if the Company achieved an annual earnings per share growth target of 12% for Tier 1 and 15% for Tier 2. The remaining 50% of the options vest at the end of the third year if the Company’s average earnings per share growth over the three-year period exceeded 12% for Tier 1 and 15% for Tier 2. The vested options become exercisable over a three-year period beginning on the first anniversary date of the grant date.

The following tables reflect the schedule upon which the options became vested and exercisable. The Company achieved its earnings per share target every year, with the exception of the Tier 2 2006 annual target. The options subject to the Tier 2 2006 annual target were forfeited.

Tier 1 Options

		Walker		McLemore		Collinsworth
	EPS Target	Options Vested	Options Exercisable	Options Vested	Options Exercisable	Options Vested	Options Exercisable
2004	12% annual growth	5,333	3,555	3,333	2,222	4,000	2,667
2005	12% annual growth	5,333	3,555	3,333	2,222	4,000	2,667
2006	12% annual growth	5,334	3,556	3,334	2,223	4,000	2,666
	12% average annual growth over 3 years	16,000	10,667	10,000	6,667	12,000	8,000

Total Tier 1 Options		32,000	21,333	20,000	13,334	24,000	16,000

Tier 2 Options

		Walker		McLemore		Collinsworth
	EPS Target	Options Vested	Options Exercisable	Options Vested	Options Exercisable	Options Vested	Options Exercisable
2004	15% annual growth	8,833	5,889	4,666	3,111	5,333	3,555
2005	15% annual growth	8,333	5,889	4,667	3,111	5,333	3,555
2006	15% annual growth	—	—	—	—	—	—
	15% average annual growth over 3 years	26,500	17,667	14,000	9,333	16,000	10,667

Total Tier 2 Options		44,166	29,445	23,333	15,555	26,666	17,777

Total 2004 Options		76,166	50,778	43,333	28,889	50,666	33,777

(4)	Tier 1 stock options awarded to Mr. McLemore on December 2, 2002 under the 2002 Plan. The options vested and became exercisable in accordance with the 2002 Tier 1 Option Schedule discussed in footnote 2 above.
(5)	Restricted stock awarded on January 28, 2003 under the 2003 Restricted Stock Plan. The restricted stock awards vest 20% on each anniversary of the date of grant. Under these awards, the executives received options to acquire shares of Common Stock in the following amounts: Mr. Walker, 4,000; and Mr. Collinsworth, 2,300.
(6)	Mr. Ramsey does not hold any equity awards.
(7)	Reflects the value as calculated using the closing market price of our Common Stock as of the last trading day in 2006, December 29, 2006 ($22.82).

Option Exercises And Stock Vested In Last Fiscal Year. The following table provides information regarding shares of restricted stock held by our named executive officers that became vested during 2006. None of our named executive officers exercised stock options during 2006.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)(1)
Mr. Walker	—	—	800	18,624

Mr. McLemore	—	—	—	—

Mr. Collinsworth	—	—	460	10,709

Mr. Ramsey	—	—	—	—

(1)	Reflects the $23.28 closing price of our common stock on January 27, 2006, multiplied by the number of shares vesting on that date.

Pension Benefits under Supplemental Executive Retirement Agreements. In August 2005, we entered into SERP Agreements with Messrs. Walker, McLemore and Collinsworth. Each of the SERP Agreements is an unfunded, non-qualified defined benefit retirement plan. The table below describes the benefits accrued to the named executive officers under the SERP Agreements as of December 31, 2006.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)(1)	(e)
Mr. Walker	SERP	10	78,176	—

Mr. McLemore	SERP	4	26,521	—

Mr. Collinsworth	SERP	10	42,158	—

Mr. Ramsey	—	—	—	—

(1)	The actuarial present value of the accumulated benefit was determined using the interest ramp up method as prescribed by Accounting Principals Board Opinion No. 12, Omnibus Opinion, and based on a 7% discount rate and 4% annual salary growth rate.

Normal Retirement Benefit. Pursuant to the SERP Agreements, each executive will receive a normal retirement benefit when he reaches age 65. The normal retirement benefit is 65% of the executive’s final average compensation, increasing to 75% of final average compensation if our consolidated net income growth over the initial five plan years averages at least 12% annually, or we undergo a change in control. The normal retirement benefit will be reduced by amounts that the executive is eligible to receive pursuant to Social Security benefits, certain qualified plan benefits and certain prior plan benefits. The normal retirement benefit will be paid in equal monthly installments over a 15-year period beginning on the first day of the month following the month the executive reaches age 65.

An executive’s “final average compensation” is the average of his final five calendar years of annual base salary (before reduction for any salary that has been deferred) prior to his retirement or other termination of employment. For purposes of this calculation, the executive’s base salary for the calendar year in which he terminates employment will be annualized. If the executive has been employed less than five full calendar years (counting the final year of employment as a full year), his final average compensation will be based on the number of full years worked (counting the final year of employment as a full year worked).

Early Termination Benefit. Upon an executive’s early termination of employment before reaching age 65 for any reason other than death, disability, termination for cause, or constructive separation from service (as defined in the SERP Agreement), and before a change in control, he will receive an “early termination benefit” equal to the vested portion of his accrued balance under the SERP Agreement. In the case of Messrs. Walker and Collinsworth, the executive will begin vesting in his accrued balance on a pro rata percentage based on the number of years beginning on August 1, 2005 until he reaches age 65. In the case of Mr. McLemore, after completing five years of service, he will begin vesting in his accrued balance on a pro rata percentage based on the number of years starting in year 2010 until he attains age 65. The early termination benefit will be paid in 180 consecutive equal monthly installments beginning on the first day of the month following the month the executive reaches age 65. We will credit interest on the unpaid vested accrued balance at an annual rate equal to 7%, compounded monthly.

Disability Benefit. Upon an executive officer’s termination of employment by reason of disability before he reaches age 65, he will be entitled to a disability benefit of 100% of his accrued balance under the SERP Agreement as of the end of the month preceding his termination of service. The disability benefit will be paid in 180 consecutive equal monthly installments beginning on the first day of the month following the month he reaches age 65. We will credit interest on the unpaid vested accrued balance at an annual rate equal to 7%, compounded monthly.

Change in Control Benefit. Upon a change in control of the Company followed by the executive’s early termination, or constructive termination of employment (as defined in the SERP Agreement), he will be entitled to receive a “change in control benefit” similar to the normal retirement benefit described above, except that the executive’s projected final average compensation will be used instead of his final average compensation. The executive’s “projected final average compensation” is equal to his final average compensation determined as if (i) he remained an employee until age 65, and (ii) his annual base salary as of his termination date increased at an annual rate of 4%. Each SERP Agreement also provides that the payments will be modified or reduced to the maximum amount that could be paid without triggering an excise tax under the “golden parachute” rules under the Internal Revenue Code.

Death Benefits.

Death during Active Service. If the executive dies prior to a change in control, he will receive an annual benefit equal to 65% of his projected final average compensation, reduced by amounts that the executive is eligible to receive pursuant to Social Security benefits, certain qualified plan benefits, and certain prior plan benefits determined as of the end of the month preceding his death. If he dies following a change in control, the annual benefit will be the change of control benefit described above. The annual benefit will be paid to the executive’s beneficiary in equal monthly installments over a 15-year period beginning within 60 days following our receipt of the executive’s death certificate.

Death during Distribution of a Benefit. If the executive dies after distributions have commenced under the SERP Agreement but before receiving all distributions, we will pay his beneficiary the remaining benefits at the same time and in the same amounts they would have been distributed to the executive.

Death after Termination of Employment but before Benefit Distributions Commence. If the executive is entitled to benefit distributions under the SERP Agreement, but dies prior to the commencement of such distributions, we will pay his beneficiary the same benefits that the executive was entitled to prior to his death. The benefit distributions will commence within 60 days following our receipt of the executive’s death certificate.

Termination of SERP Agreements. If we terminate the SERP Agreements prior to a change in control, the executives will receive the early termination benefit described above (regardless of whether an early termination actually occurred), payable in a lump sum within 60 days after his termination of employment. If we, or our successor, terminate the SERP Agreements following a change in control, the executives will receive the change in control benefit described above, payable in a lump sum within 60 days of his termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

As described in the narrative following the Summary Compensation Table and Grant of Plan-Based Awards Table on page 21 of this proxy statement, each of our named executive officers is party to an employment agreement, which provides such executive with benefits in the event of certain terminations of employment.

Employment Agreements with Messrs. Walker, Collinsworth and McLemore

Termination for Cause; Resignation Without Good Reason; Resignation Absent Company’s Breach of Employment Agreement. If an executive is terminated for cause or resigns without good reason and absent our breach of the employment agreement, he will receive only the salary and benefits that are accrued through the date of termination. In this event, no special severance benefits are payable.

Termination Due to Death or Disability. If the executive dies, or if we terminate his employment due to disability, the executive (or his or her estate) will receive the accrued salary and benefits through the date of termination.

Absent a Change in Control: Termination without Cause; Resignation for Good Reason; Company’s Breach of Employment Agreement. If, absent a change in control, an executive is terminated without cause, resigns for good reason, or resigns due to our breach of his employment agreement, he will receive a severance payment of one times his base salary, in addition to accrued salary and benefits. Severance payments generally are paid in cash in a lump sum.

Termination Following Change in Control. If, within two years following a change in control (within one year prior to the consummation of such change in control) the executive is terminated without cause, resigns by reason of an involuntary termination (as defined in the agreement) or resigns due to our (or our successors) breach of his employment agreement, the executive will be entitled to:

•	accrued salary and benefits;

•

a lump sum payment equal to the present value of the hypothetical continuation of the executive’s base salary (based on the executive’s highest rate in effect during the six-month period prior to his termination) for a period of time (24 months, in the case of Mr. Walker, or 18 months, in the case of Messrs. Collinsworth and McLemore);

•

a lump sum payment equal to the present value of the hypothetical payment of an amount equal to  1/12th of the average of the bonuses paid to the executive for the two calendar years immediately preceding the year in which such termination occurs for a period of time (24 months, in the case of Mr. Walker, or 18 months, in the case of Messrs. Collinsworth and McLemore); and

•	continuation of health and welfare benefits for a period of 24 months, in the case of Mr. Walker, or 18 months, in the case of Messrs. Collinsworth and McLemore.

The executive will also be fully vested in, and will be permitted to continue participation in, all employee retirement plans for 24 months, in the case of Mr. Walker, or 18 months, in the case of Messrs. Collinsworth and McLemore, from the date of termination of his employment. If full vesting and continued participation in any plan is not permitted, the executive will be entitled to a supplemental benefit equal to the present value on the date of termination of employment of the excess of (i) the benefit that would have been paid under such plan if he had been fully vested and had continued to be covered for the 24-month or 18-month period as if he had earned compensation and had made contributions sufficient to earn the maximum matching contribution, over (ii) the benefit actually payable to or on behalf of the employee under such plan.

Each agreement also provides that the severance payments will be modified or reduced to the maximum amount that could be paid without triggering an excise tax under the “golden parachute” rules of the Internal Revenue Code.

The agreements prohibit the executives from competing with the Company, or soliciting our customers or employees, for a period of one year following termination of employment.

Employment Agreement with Mr. Ramsey

We maintained an employment agreement with Mr. Ramsey, which provided, among other things, for severance benefits in the event of certain terminations of employment. Mr. Ramsey retired as Chairman and CEO of Fairfield Financial Services, Inc. on December 31, 2006. He remains a Director of the Company and Security Bank of Bibb County. No amounts were owed or paid to Mr. Ramsey upon his retirement under the provisions of his employment agreement.

Summary of Potential Termination Payments

The following table summarizes the value of termination payments and benefits that each of our named executive officers would receive if they had terminated employment on December 31, 2006 under the circumstances shown.

Executive	Resignation without Good Reason, absent our breach of agreement or Termination for Cause(1)	Death(2)	Disability(3)	Retirement(4)	Termination without Cause, Resignation for Good Reason or Resignation due to our breach of the employment agreement(5)	Change of Control— Termination without Cause, Resignation for Good Reason(6)(7)
Mr. Walker	$23,415	$1,379,360	$1,772,205	$2,246,040	$330,000	$1,060,427
Mr. Collinsworth	$47,160	$1,423,520	$1,352,250	$1,503,480	$220,000	$770,409
Mr. McLemore	$0	$1,542,125	$2,549,835	$1,616,850	$175,000	$650,234
Mr. Ramsey	—	—	—	—	—	—

(1)	Includes current vested benefits under the SERP Agreements, payable monthly over 180 months.
(2)	Includes (i) the death benefit provided under the SERP Agreements, payable over 180 months beginning at the time of death, and (ii) an amount equal to two times the executive’s annual base salary (which is a death benefit available to all employees and capped at $350,000), payable in a lump sum at the time of death.
(3)	Includes (i) the disability benefit provided under the SERP Agreements, payable over 180 months, and (ii) an amount equal to 60% of the executive’s annual base salary (which is a long-term disability benefit available to all employees), payable monthly until the executive reaches age 67, subject to a maximum monthly benefit of $10,000.
(4)	Includes the retirement benefit provided under the SERP Agreements, payable over 180 months.
(5)	Includes an amount equal to one year of the executive’s base salary, as provided in the employment agreements.
(6)

Includes (i) the benefits provided under the employment agreements, as described above, (ii) the benefit provided under the SERP Agreements, which will be paid monthly over 180 months beginning at age 65; and (iii) the dollar value of unexercisable options that become exercisable upon the occurrence of a change of control (based on the $22.82 closing market price of our Common Stock as of December 29, 2006, which was the last trading day in 2006). We valued the benefit of continuation of health and welfare benefits for a period of 24 months, in the case of Mr. Walker, and 18 months, in the case of Messrs. Collinsworth and McLemore as the cost to the Company of (i) providing a 100% match for the executive’s contributions to our 401(k) plan, assuming his contribution remained the same as in fiscal year 2006, and (ii) paying the premiums required for continued participation in medical benefits.

(7)	These amounts reflect the provision in the employment agreement that requires a modification or reduction of the severance benefits to the maximum amount that could be paid without triggering an excise tax under the “golden parachute” rules of the Internal Revenue Code. Without taking into account this reduction, the total benefit payable to the executives would be as follows: Mr. Walker, $4,360,601; Mr. McLemore, $2,443,121; and Mr. Collinsworth, $2,741,296.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the compensation program of the Company on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement beginning on page 13.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in this proxy statement, each of which will be filed with the SEC.

Members of the Compensation Committee:

Frank H. Childs, Jr., Chairman
Edward M. Beckham, Vice Chairman
Alford C. Bridges
Robert T. Mullis
H. Cullen Talton, Jr.
Larry C. Walker
Richard W. White, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation Committee during 2006: Frank H. Childs, Jr. (Chairman), Edward M. Beckham, II, Alford C. Bridges, Ben G. Porter, H. Cullen Talton, Jr., Larry C. Walker and Richard W. White, Jr. None of such persons was an officer or employee of the Company during 2006 or at any time in the past and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s board of directors.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation paid by the Company to the members of the Board of Directors of the Company for all services in all capacities during 2006, other than to our named executive officers, whose director compensation is disclosed in the Summary Compensation Table.

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Alford C. Bridges	50,800	—	—	—	—	—	50,800
Edward M. Beckham II	35,800	—	—	—	—	—	35,800
Frank H. Childs, Jr.	34,700	—	—	—	—	—	34,700
Thad G. Childs, Jr.	30,000	—	—	—	—	—	30,000
Benjamin W. Griffith, III	14,100	—	—	—	—	—	14,100
Ruthie G. McMichael	31,500	—	—	—	—	—	31,500
Robert T. Mullis	46,800	—	—	—	—	—	46,800
Ben G. Porter	31,300	—	—	—	—	—	31,300
T. Kevin Reece	30,550	—	—	—	—	—	30,550
Robert M. Stalnaker	37,050	—	—	—	—	—	37,050
H. Cullen Talton, Jr.	40,200	—	—	—	—	—	40,200
Joe. E. Timberlake, III	44,900	—	—	—	—	—	44,900
Larry C. Walker	32,300	—	—	—	—	—	32,300
Richard W. White, Jr.	51,450	—	—	—	—	—	51,450
James R. Williams(3)	42,290	—	—	—	—	—	42,290

(footnotes on following page)

(1)	Consists of the amounts below, as further described in the narrative following the table.

Director	Role	Annual Retainer ($)	Supplemental Retainer ($)	Meeting Fees ($)	Other Fees ($)
Bridges	Chairman	8,000	4,000	18,850	19,950
Beckham, II	Vice-Chairman	8,000	2,000	17,000	8,800
F. Childs, Jr.	Director	8,000	—	17,500	9,200
T. Childs, Jr.	Director	8,000	—	14,000	8,000
Griffith, III	Director	8,000	—	3,000	3,100
McMichael	Director	8,000	—	15,500	8,000
Mullis	Director	8,000	—	18,600	20,200
Porter	Director	8,000	—	16,000	7,300
Reece	Director	8,000	—	13,500	9,050
Stalnaker	Director	8,000	—	16,350	12,700
Talton, Jr.	Director	8,000	—	16,600	15,600
Timberlake, III	Director	8,000	—	16,600	20,300
L. Walker	Director	8,000	—	15,500	8,800
White, Jr.	Director	8,000	—	19,600	23,850
Williams	Director	8,000	—	10,500	23,790

(2)	Our non-employee directors have not received any grants of equity awards. As of December 31, 2006, Thad Childs, Jr., the Company’s only employee-director, holds stock options to acquire 30,000 shares of our Common Stock.
(3)	Mr. Williams joined the Board of Directors in May 2006, in connection with the acquisition of Neighbors Bank (now Security Bank of North Fulton). As a result, he did not receive compensation for a full year of Board service.

Director Compensation

Annual Retainer. Our directors receive an annual retainer of $8,000.

Supplemental Retainer. Our Chairman and Vice Chairman receive an additional retainer of $4,000 and $2,000, respectively.

Meeting Fees. Our directors receive $1,000 for each Board of Directors meeting attended, and $250 for each Board committee meeting attended. Directors are permitted to attend two meetings (Board or committee) via telephone without a reduction in the meeting fee. Thereafter, the meeting fees are reduced to $500 and $100 for Board and committee meetings attended via telephone, respectively.

Other Fees. Directors of the Company who are also members of the Board of Directors of the subsidiary banks are compensated for their service in those capacities in accordance with policies established by those entities.

Directors Emeritus Program. Pursuant to our Directors Emeritus program, upon his or her retirement, each director will receive a monthly payment equal to the director’s fee in effect at the time of retirement. In exchange for this benefit, the director agrees that during the five-year benefit period, he or she will be available for consultation and will not serve with another financial institution within 25 miles of the Company.

Directors first elected prior to May 2002 are fully vested in their retirement benefit. Directors elected on or after May 2002 will vest in their retirement benefit upon completion of 10 years of service. Upon a change in control of the Company, each director will become fully vested in his or her retirement benefit, and any acquirer must expressly assume the obligation to pay such vested benefits.

TRANSACTIONS WITH RELATED PERSONS

The Company’s subsidiary banks have had, and expect to have in the future, commercial and mortgage banking transactions in the ordinary course of business with certain of their and the Company’s directors, nominees for director, executive officers and members of these persons’ immediate families and certain business organizations with which these persons are associated. These transactions include loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $120,000. Each of these transactions, including any loans, has been made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectibility or present other features unfavorable to the Company or the Company’s subsidiary banks. Additional transactions with such persons and businesses are anticipated in the future. At December 31, 2006, the amount of credit extended to directors, executive officers and their associates was approximately $48.0 million, or approximately 15.65% of the Company’s consolidated shareholders’ equity.

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the (1) the Code of Conduct for employees, officers and directors of the Company and (2) the Company’s Code of Ethics for Senior Financial Officers, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted formal procedures that require the Company’s Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the procedures, the Audit Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors or executives had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith.

PROPOSAL III— APPROVAL OF THE SECURITY BANK CORPORATION 2007 OMNIBUS LONG-TERM INCENTIVE PLAN

On March 20, 2007, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Security Bank Corporation 2007 Omnibus Long-Term Incentive Plan (the “2007 Plan”). The 2007 Plan will become effective as of the date it is approved by the shareholders.

The Company currently maintains the Security Bank Corporation 2004 Omnibus Stock Ownership and Long-Term Incentive Plan (the “2004 Plan”). As of March 1, 2007, there were approximately 145,677 shares of the Company’s Common Stock reserved and available for future awards under the 2004 Plan.

A summary of the 2007 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Appendix C.

Summary of the 2007 Plan

Purpose. The purpose of the 2007 Plan is to promote the Company’s success by linking the personal interests of the Company’s employees, officers and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The 2007 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Administration. The 2007 Plan will be administered by the Compensation Committee or, at the discretion of the Board of Directors from time to time, by the Board of Directors. The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Eligibility. The 2007 Plan permits the grant of incentive awards to employees, officers and directors (including advisory directors) of the Company and its affiliates as selected by the Compensation Committee. The approximate number of eligible participants is 100, which may increase or decrease over time based upon future growth of the Company and its affiliates.

Permissible Awards. The 2007 Plan authorizes the granting of awards in any of the following forms:

•

options to purchase shares of the Company’s common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

•

stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of the common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;

•

performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the plan may be granted in the form of a performance award);

•

dividend equivalents, which entitle the holder of an award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the award;

•	other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and

•

performance-based cash awards, which are awards payable in cash upon the attainment of specified performance goals, and which may be granted in accordance with the terms, conditions and parameters of a sub-plan, as in effect from time to time.

Shares Available for Awards. Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 1,000,000.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2007 Plan in any 12-month period to any one participant is as follows:

Type of Award	Shares
Options	500,000
Stock Appreciation Rights	500,000
Restricted Stock or Stock Units	500,000
Other Stock-Based Awards	500,000

The maximum aggregate amount awarded or credited with respect to performance-based cash awards under the 2007 Plan to any one participant in any 12-month period is $1,000,000.

Performance Goals. All options and SARs granted under the 2007 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2007 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	revenue;

•	profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, whether before or after taxes);

•	earnings (earnings per share, or other corporate earnings measures);

•	net income (before or after taxes, operating income or other income measures);

•	net interest margin;

•	cash (cash flow, cash generation or other cash measures);

•	stock price or performance;

•	total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price);

•	economic value added;

•	return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	market share;

•	improvements in capital structure;

•	expenses (expense management, expense ratio, expense efficiency ratios or other expense measures);

•	business expansion or consolidation (acquisitions and divestitures);

•	productivity measures;

•	cost reduction measures; and

•	strategic plan development and implementation.

The Compensation Committee must establish such goals within 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The Compensation Committee may provide, at the time the performance goals are established, that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of the Company (as defined in the 2007 Plan):

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and

•

the target payout opportunities attainable under all outstanding performance-based awards will vest based upon an assumed achievement of target performance and the awards will payout on a prorata basis, based upon the length of time within the performance period that has elapsed prior to the change in control.

Discretionary Acceleration. Regardless of whether a termination of service by reason of death or disability or a change in control has occurred, the Compensation Committee may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments. In the event of a transaction between the Company and its shareholders that causes the per-share value of the common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2007 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2007 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Termination and Amendment. The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board or the Committee may condition any amendment on the approval the shareholders for any other reason. No termination or amendment of the 2007 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require shareholder approval.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2007 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2007 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2007 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance-Based Cash Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance-based cash award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2007 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and SARs that comply with the terms of the 2007 Plan are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2007 Plan may be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2007 Plan.

Benefits to Named Executive Officers and Others

As of March 1, 2007, no awards had been granted under the 2007 Plan. Awards will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2007 Plan in the future.

Shareholder Approval Required

The affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting is required for approval of the 2007 Plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. No actions have yet been taken to determine grants to be made from this 2007 Plan. Subject to shareholder approval, future grants made from the plan will be determined by the Compensation Committee according to the governing provisions in the plan document. Please refer to Appendix C for a complete copy of the proposed plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE SECURITY BANK CORPORATION 2007 OMNIBUS LONG-TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued under all of our equity compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	121,000	(1)	$8.41	40,000
	204,500	(2)	$9.85	198,000
	442,167	(3)	$16.07	145,677
	—		—	71,151	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	767,667		$13.20	454,828

(1)	1999 Incentive Stock Option Plan.
(2)	2002 Incentive Stock Option Plan.
(3)	2004 Omnibus Stock Ownership and Long-Term Incentive Plan.
(4)	2004 Employee Stock Purchase Plan.

PROPOSAL IV— RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITORS

At its regular meeting on February 20, 2007, our Board of Directors voted to reappoint McNair, McLemore, Middlebrooks & Co., LLP as the independent auditors for Security Bank Corporation and its subsidiaries for the year ending December 31, 2007. This reappointment resulted from the recommendation made by the Audit Committee of the Board. McNair, McLemore, Middlebrooks & Co., LLP has served as our independent accountants since our inception and we consider them to be well qualified.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditors, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of McNair, McLemore, Middlebrooks & Co., LLP as our principal independent auditors. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain McNair, McLemore, Middlebrooks & Co., LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.

Representatives of McNair, McLemore, Middlebrooks & Co., LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer your questions at that time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Fees Paid to McNair, McLemore, Middlebrooks & Co., LLP

McNair, McLemore, Middlebrooks & Co., LLP billed or will bill the Company or its subsidiaries for the aggregate fees of $986,727 and $576,590 for services provided during 2006 and 2005, respectively. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements and review of the quarterly financial statements, audit services related to Management’s Report on Internal Control over Financial Reporting and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the audit of the Company’s financial statements, and (iii) professional services rendered for tax compliance, tax advice and tax planning.

Audit Fees. In connection with the audit of the Company’s annual consolidated financial statements, including the audit of the management’s assessment of internal controls over financial reporting, and review of its Annual Report on Form 10-K for the year ended December 31, 2006 and the review of the Company’s interim consolidated financial statements included within Quarterly Reports on Form 10-Q as well as services performed in connection with the 2006 stock offering and consents, the Company was billed $837,612 in 2006 and $475,377 in 2005 by McNair, McLemore, Middlebrooks & Co., LLP.

Audit-Related Fees. The Company was billed $51,876 in 2006 and $37,960 in 2005 by McNair, McLemore, Middlebrooks & Co., LLP for services performed in connection with employee benefit plan audits, due diligence related to merger and acquisition consultation concerning financial accounting and reporting standards.

Tax Fees. The Company was billed $87,004 in 2006 and $49,545 in 2005 by McNair, McLemore, Middlebrooks & Co., LLP for tax advice and tax compliance including the preparation of tax returns.

All Other Fees. The Company was billed $10,235 in 2006 and $13,708 in 2005 by McNair, McLemore, Middlebrooks & Co., LLP for services that were not related to the audit of the Company’s financial statements.

Pre-Approval Policies and Procedures

Under the Audit Committee Charter, the Audit Committee is required to approve in advance the terms of all audit services as well as all permissible audit related and non-audit services to be provided by the independent auditors. Unless a service to be provided by the independent auditors has received approval, it will require specific pre-approval by the Audit Committee.

The Audit Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent auditors to prepare the proposed audit approach, scope and fee estimates. The Audit Committee also will approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items, if any.

In determining the approval of services by the independent auditors, the Audit Committee or its Chairman evaluates each service to determine whether the performance of such service would (a) impair the auditors’ independence; (b) create a mutual or conflicting interest between the auditors and the Company; (c) place the auditors in the position of auditing its own work; (d) result in the auditors acting as management or an employee of the Company; or (e) place the auditors in a position of being an advocate for the Company.

All of the services described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees” were approved by the Audit Committee pursuant to legal requirements and the Audit Committee Charter.

Audit Committee Review

The Audit Committee has reviewed the services rendered by McNair, McLemore, Middlebrooks & Co, LLP during 2006 and has determined that the services rendered are compatible with maintaining the independence of McNair, McLemore, Middlebrooks & Co, LLP as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is comprised entirely of independent members, as defined by the Nasdaq Marketplace Rules. The Company’s Common Stock is traded on The Nasdaq Global Market, Inc. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as the Company’s auditors and reviews the audit plan, financial statements, audit results and the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. The Audit Committee also reviews the internal audit reports of the Company’s affiliates and reviews comments from the affiliates as to exceptions noted in the reports. Edward M. Beckham, II serves as chairman of the Audit Committee.

During fiscal year 2006, the Company retained its independent auditors, McNair, McLemore, Middlebrooks & Co., LLP, to provide audit and non-audit services. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining auditor independence. James R. McLemore, Chief Financial Officer of the Company, is not affiliated with McNair, McLemore, Middlebrooks & Co, LLP or related to any of its members.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2006 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with the auditors’ independence and discussed with the independent accountants their independence and has concluded the auditors are independent from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their integrated audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Audit Committee and the Board of Directors have also approved the selection of McNair, McLemore, Middlebrooks & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007

Members of the Audit Committee:

Edward M. Beckham, II, Chairman
Alford C. Bridges
Ruthie G. McMichael
Ben G. Porter
Robert M. Stalnaker
Joe E. Timberlake, III
Richard W. White, Jr.
James R. Williams

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons who own more than ten percent of our stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock held by such persons on Forms 3, 4 and 5. These persons are also required to furnish us with copies of all forms they file under this regulation.

To our knowledge, based solely on our review of the copies of such forms furnished to us, and written representations from reporting persons that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were met on a timely basis with the following exceptions: Director Reece filed a late Form 3, Directors McMichael, Stalnaker, L. Walker and Talton each filed one Form 4 late reporting a single transaction, Director Griffith filed one Form 4 late reporting three transactions and Directors Bridges, Ramsey and L. Walker each filed one Form 4 late reporting two transactions.

SOLICITATION OF PROXIES

We will pay all expenses incurred in the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of Common Stock held in their names. The Company retained Regan & Associates, Inc., as our agent, to assist in soliciting proxies for a fee of approximately $15,000, and reimbursement of certain expenses. Solicitation also may take place by mail, telephone, Internet and personal contact by our directors and executive officers without additional compensation.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of the Annual Meeting of Shareholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Whether or not you expect to be present at the Annual Meeting in person, please vote, sign, date and return the enclosed proxy card promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States. If you prefer, you can vote by telephone or Internet voting by following the instructions on the enclosed proxy card.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of shareholders of the Company intended to be presented for consideration at the 2008 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 27, 2007, in order to be included in the Company’s proxy statement and form of proxy relating to the 2008 Annual Meeting of Shareholders. Any shareholder proposal not received at the Company’s principal executive offices by February 10, 2008 will be considered untimely and, if presented at the 2008 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, which contains audited financial statements and footnote disclosures as filed with the SEC, is being mailed to each shareholder of record together with these proxy materials. The 2006 Annual Report on Form 10-K is not a part of our soliciting materials.

ANY SHAREHOLDER WHO HAS NOT RECEIVED A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AS FILED WITH THE SEC SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE DIRECT YOUR WRITTEN REQUEST TO: JAMES R. McLEMORE, SECURITY BANK CORPORATION, P. O. BOX 4748, MACON, GEORGIA 31208.

APPENDIX A

SECURITY BANK CORPORATION

AUDIT COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

ON FEBRUARY 20, 2007

Overview

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (1) the integrity of the financial reporting of Security Bank Corporation (“Security” or the “Company”), (2) the independence and performance of Security’s external and internal auditors, (3) corporate governance policies and guidelines and (4) Security’s compliance with legal and regulatory requirements. In order to establish the governing principles of the Audit Committee, the Board of Directors hereby adopts this Charter, as amended, on January 30, 2007.

The Committee is the audit committee for Security and each of the subsidiary banks and companies and has the responsibility, fiduciary duty and authority to oversee the management, financial statements and audit functions of all of the subsidiary banks and companies. In that capacity, the Committee will receive official reports of management and the internal and external auditors regarding financial reporting, internal controls and other matters as discussed herein of the subsidiaries as well as the Company.

The Audit Committee will keep minutes, and other relevant records, of all its meetings, and report its activities to the Board regularly.

Structure and Membership

The Audit Committee will be composed of three or more directors appointed by the Chairperson of the Board and approved by the Board. Committee members will fully satisfy independence and experience requirements as prescribed by the NASDAQ Global Market, Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Director’s fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Company.

All members of the Committee shall have a strong level of accounting or financial acumen. A majority of the Committee shall be comprised of “financially sophisticated” persons as that term is defined in the NASDAQ Listing Rules.

The Chairperson of the Board shall appoint the Committee Chair. The Committee may also appoint a Secretary, who need not be a Director. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Committee.

The Audit Committee shall have the authority to retain special legal, accounting, or other consultants to advise or inform the Committee. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel, or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Committee.

Committee Responsibilities

On behalf of the Board, the Audit Committee will carry out the following responsibilities:

Charter Review

1.	In keeping with NASDAQ Rule 4350(d) (1), the Audit Committee will review and reassess the adequacy of this Charter annually. In conducting this annual review, the Committee will assess compliance with

NASDAQ Rule 4350, and appropriate banking regulations regarding Committee composition, independence, and scope of responsibilities. Results of the Committee’s review of its Charter, and any appropriate updates, will be duly reported to the full Board.

2.	Publicly disclose the Charter as required by the SEC and/or any other regulatory body or stock exchange having authority over the Company, and post such Charter to the Company’s website.

Independent Audit Process

3.	The independent auditors are ultimately accountable to the Audit Committee and the Board. The Committee is responsible for selecting, evaluating, or replacing the independent auditors. In addition, the Committee is responsible for determining the compensation of the independent auditors. Finally, the Committee must approve, in advance, all services performed by the independent auditor not related to the annual audit.

4.	In carrying out this responsibility, the Committee will schedule regular, independent meetings with all audit representatives, ensuring timely review, approval and monitoring of a comprehensive Annual Audit Plan.

5.	In keeping with AICPA Independence Standards, the Committee will require the public accounting firm’s annual written disclosure of any and all Company relationships that could affect their independence.

Internal Audit Process

6.	The Internal Auditors, whether they are employees of the Company or from an outsourced firm, are ultimately accountable to the Audit Committee. The Committee is responsible for selecting, evaluating, and replacing the internal auditors. The Committee will also determine the compensation for the internal audit firm, if an outside firm is utilized.

7.	Review and approve the annual internal audit plan, including significant outsourcing or co-sourcing agreements.

8.	Review periodic reports from the internal auditor noting significant issues that result in a less than satisfactory rating along with management’s proposed corrective actions.

9.	Approve management’s appointment of and annual evaluation of the senior internal audit officer. Also, approve the responsibilities of the senior internal audit officer.

Quality of Financial Reporting and Internal Controls

10.	Review and discuss with management and the independent auditors Security’s quarterly financial statements and its Form 10-Q (prior to filing), including the results of the independent auditors’ reviews of the financial statements and report, and recommend whether the quarterly financial statements should be included in Security’s Form 10-Q.

11.	Review and discuss with management and the independent auditors Security’s annual audited financial statements and its Form 10-K (prior to filing), including disclosures made in the section regarding management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in Security’s Form 10-K.

12.	Review and discuss with Security’s Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with Security’s Form 10-Q and 10-K or other filings or reports.

13.	Discuss with management and the independent auditors significant financial reporting issues, critical accounting policies and the quality of judgments and estimates made in connection with the preparation of Security’s financial statements, including any significant changes in Security’s selection or application of accounting principles, any major issues as to the adequacy of Security’s internal controls, including those over financial reporting.

Corporate Governance

14.	Recommend to the Board policies to enhance the Board’s effectiveness, including the size and composition of the Board, the frequency and structure of Board meetings, the frequency, structure and guidelines for calling executive sessions of Independent Directors, procedures for Board meetings including distribution of meeting materials and the formation of new Board committees.

15.	Create and review annually the corporate governance policies of Security, including Corporate Governance Guidelines, Code of Conduct and the Code of Ethics – Senior Financial Officers, to ensure they are appropriate for Security and comply with applicable laws, regulations and listing standards, and to recommend any changes to the Board.

16.	Consider any other corporate governance issues that arise from time to time, including requests for waivers of the Code of Conduct or Corporate Governance Guidelines, and develop appropriate recommendations for the Board.

17.	Review annually the Company succession plans for its CEO and other executive officers and make recommendations to the Board regarding the same.

18.	Review and advise the Board periodically with respect to the functions of the Company’s executive officers and the governance structure of Security.

Regulatory Compliance

19.	The Committee is responsible for reviewing Reports of Examination issued by the federal and state banking agencies and also for ensuring that management’s proposed corrective actions are sufficient.

20.	The Committee is responsible for the oversight of Security’s activities related to regulatory compliance with certain laws and regulations. To accomplish this oversight, the Committee will:

-	Review and approve the use of outside consultants.

-	Review the annual compliance plan of the Company.

-	Review periodic reports from the outside consultant noting significant issues that result in a less than satisfactory rating along with management’s proposed corrective actions.

Code of Business Conduct and Ethics

21.	Annually, the Audit Committee will review and advise the Board regarding administration of Security’s Code of Business Conduct and Ethics.

22.	The Committee will establish procedures for the receipt, retention, treatment, and investigation of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Conflicts of Interest

23.	The Committee shall conduct an appropriate review of all related party transactions on an ongoing basis and all such transactions must be approved by the Company’s audit committee. “Related party transaction” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404. In general, these transactions involve:

24.	Transactions between the Company and its directors/executive officers and their immediate families > $120,000 in a fiscal year

25.	Certain business relationships whereby a director has at least a 10% ownership interest in an entity whereby payments to the entity or payments from the entity exceed either 5% of the consolidated gross revenues of Security Bank Corporation or the other entity’s consolidated gross revenues.

26.	Loan transactions pursuant to Regulation O are specifically excluded from the provisions of this paragraph since these transactions are approved specifically by the full Board of Directors.

These are minimum standards and the materiality of any related party transactions needs to be considered in light of the significance of the information to investors.

Review of Insurance Programs

27.	Annually, the Audit Committee will review insurance programs from the standpoint of gaps and exposure, as well as fraud.

APPENDIX B

SECURITY BANK CORPORATION

NOMINATING COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

FEBRUARY 20, 2007

I.	PURPOSE

The primary function of the Nominating Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the size and composition of the Board of Directors, identifying individuals for nomination as directors and to fill vacancies on the Board of Directors.

II.	COMPOSITION

The Committee shall be comprised of all outside members of the Board of Directors, a majority (a minimum of three) of who shall be independent as defined by the National Association of Securities Dealers, Inc. and the NASDAQ Stock Market, Inc. (together, the NASD), specifically Rule 4200(a); Section 16 of the Securities Exchange Act of 1934, as amended; and the rules and regulations of the Securities and Exchange Commission. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve for one year or until their successors shall be duly elected and qualified. The Board may remove or replace any member. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet at least annually, or more frequently as circumstances dictate.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

1.	Review and recommend from time to time any changes to the size, composition and operations of the Board of Directors and its committees.

2.	Consistent with the provisions of the Articles of Incorporation and Bylaws of the Company, identify and recommend individuals for nomination as director or to fill vacancies on the Board considering qualifications and characteristics that the Committee deems appropriate, including integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions.

3.	Consider candidates recommended by shareholders to be nominees for director if such recommendations are made in writing by a holder of any outstanding class of shares of the Company entitled to vote for director.

4.	Report on the activities of the Committee from time to time and make recommendations as appropriate to the Board.

5.	Review and reassess the adequacy of this Charter and the performance of the Committee at least annually and recommend changes as necessary.

6.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time.

V.	OUTSIDE ADVISORS

The Committee may retain independent counsel, accountants or other professional advisors to assist it in carrying out its responsibilities. The Company shall provide for appropriate funding, at the request of the Nominating Committee, for payment of any such advisors retained by the Committee.

B-1

APPENDIX C

SECURITY BANK CORPORATION 2007 OMNIBUS LONG-TERM INCENTIVE PLAN

SECURITY BANK CORPORATION

2007 OMNIBUS LONG-TERM INCENTIVE PLAN

SECURITY BANK CORPORATION

2007 OMNIBUS LONG-TERM INCENTIVE PLAN

SECURITY BANK CORPORATION

2007 OMNIBUS LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Security Bank Corporation 2007 Omnibus Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Security Bank Corporation (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Georgia law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g) “Change in Control” means and includes the occurrence of any one of the following events:

(i) the acquisition, directly or indirectly, by any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) within any twelve (12) month period of securities of the Company representing an aggregate of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

(iii) consummation of (a) a merger, consolidation or other business combination of the Company with any other “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least sixty percent (60%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (b) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company assets; or

(iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i) “Committee” means the committee of the Board described in Article 4.

(j) “Company” means Security Bank Corporation, a Georgia corporation, or any successor corporation.

(k) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.

(l) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m) “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections, which right may be subject to certain restrictions but is not subject to risk of forfeiture.

(n) “Disability” shall mean the Participant’s inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six (6) months. The determination of whether the Participant suffers a Disability shall be made by a physician acceptable to both the Participant and the Company. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(p) “Effective Date” has the meaning assigned such term in Section 3.1.

(q) “Eligible Participant” means an employee, officer or director (including advisory directors) of the Company or any Affiliate.

(r) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s) “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(u) “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, give such term in the applicable Award Certificate. If not defined in each such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x) “Independent Directors” means those members of the Board of Directors who qualify at any given time as “independent” directors under Nasdaq Marketplace Rule 4200, “non-employee” directors under Rule 16b-3 of the 1934 Act, and “outside” directors under Section 162(m) of the Code.

(y) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd) “Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee) “Performance Award” means any award granted under the Plan pursuant to Article 10.

(ff) “Performance-Based Cash Award” means a cash award granted to a Participant under Section 10.2 to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award. Grants of such Performance- Based Cash Awards may be made in accordance with the terms, conditions and parameters of a sub-plan, if any, as in effect from time to time.

(gg) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(hh) “Plan” means the Security Bank Corporation 2007 Omnibus Long-Term Incentive Plan, as amended from time to time.

(ii) “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(jj) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(kk) “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(ll) “Restricted Stock Unit Award” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(mm) “Retirement” means a Participant’s voluntary termination of employment with the Company or an Affiliate after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, after attaining age 65 with at least five years of service with the Company or its Affiliates.

(nn) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(oo) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(pp) “Stock” means the $1.00 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 15.1.

(qq) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(rr) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(ss) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(tt) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by both the Board and the shareholders of the Company (the “Effective Date”).

3.2. TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.4 hereof, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, subject to and in accordance with Article 11 (as to Qualified Performance-Based Awards) or Article 14;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

4.4. DELEGATION.

(a) Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b) Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000.

5.2. SHARE COUNTING. Shares covered by an Award shall be debited from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, in whole or in part, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. In addition, to the extent than an Award initially may be settled in Shares but ultimately is settled in cash, the Shares subject to such Award will again be available for issuance pursuant to Awards granted under the Plan.

(c) If Shares (including shares issued on the date of grant of an Award) are tendered to the Company (by either actual delivery or by attestation), or are withheld from the Award, to satisfy the exercise price or tax liability resulting from an Award, such tendered or withheld shares shall be deemed to have been delivered to the Participant for purposes of determining the maximum number of Shares available for delivery under the Plan (and such shares shall not be added back to the Plan share reserve).

(d) Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1):

(a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 500,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units under the Plan in any 12-month period to any one Participant shall be 500,000.

(d) Performance-Based Cash Awards. The maximum aggregate amount awarded or credited with respect to Performance-Based Cash Awards under the Plan to any one Participant in any 12-month period shall be $1,000,000.

(e) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan in any 12-month period to any one Participant shall be 500,000 Shares.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are employees of an Affiliate may only be granted Options or SARs to the extent that the Affiliate is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control with the Company, as of the Grant Date, as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least 50% (or 20% in the case of an Option or SAR granted to an employee of a joint venture partner based on “legitimate business criteria” within the meaning of Code Section 409A), of the Affiliate to determine the members of the controlled group of corporations and the entities under common control.

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.11) shall not be less than the Fair Market Value as of the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(e) EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the Stock acquired pursuant to the exercise of the Option first becomes substantially vested.

7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The base price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 15.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

(c) EXERCISE TERM. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise of the SAR, or the time any Stock acquired pursuant to the exercise of the SAR first becomes substantially vested.

(e) OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1. GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2. ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units or Deferred Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full divided rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

9.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2. PERFORMANCE-BASED CASH AWARDS. In addition to other Performance Awards, the Committee is authorized to grant Performance-Based Cash Awards. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time an amount of cash variable and conditioned upon the satisfaction of the performance goals in the Award and the other terms and conditions thereof as may be selected by the Committee. Grants of such Performance-Based Cash Awards may be made in accordance with the terms, conditions and parameters of a sub-plan, if any, as in effect from time to time.

10.3. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1. OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2. OTHER AWARDS. When granting any other Award, including Performance-Based Cash Awards, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, whether before or after taxes)

•	Earnings (earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Net interest margin

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Productivity measures

•	Cost reduction measures

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3. PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death, Retirement or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period.

11.4. INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance will include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5. CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6. AWARD LIMITS. Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Agreement, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1. GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1. TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date.

14.2. FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee; provided, however, that no payment of Awards shall be made earlier than the first date that such payment may be made without causing a violation of Section 409A of the Code.

14.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4. BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6. ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Status as a Participant by reason of death or Disability, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7. EFFECT OF A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and (ii) all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.

14.8. ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8. Notwithstanding anything in the Plan, including this Section 14.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

14.9. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.10. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Section 15.1, the exercise price of an Option or SAR may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1. RIGHTS OF PARTICIPANTS.

(a) No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b) Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or of its Affiliates.

(d) No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2. WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. In addition, the payment or distribution of any amount or benefit by reason of a “separation from service” to any person who is a “specified employee” (as defined in Code Section 409A) shall be delayed for such period of time, if any, as may be required to avoid a violation of Code Section 409A. This Section 17.3 does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Certificate.

(b) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent necessary to avoid the application of Section 409A of the Code, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.

17.4. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.5. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.6. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10. GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

17.12. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.13. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.14. INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

[Signature to follow]

The foregoing is hereby acknowledged as being the Security Bank Corporation 2007 Omnibus Long-Term Incentive Plan as adopted by the Board on March 20, 2007 and by the shareholders on             , 2007.

SECURITY BANK CORPORATION

By:
Name:
Title:

Annual Meeting of Shareholders MAY 10, 2007	Revocable Proxy SECURITY BANK CORPORATION	Please mark as indicated in this example	☒

	For	Withhold All	For All Except		For	Against	Abstain
PROPOSAL I: NOMINEES:	☐	☐	☐

PROPOSAL II:

Approve the amendment to the articles of incorporation of Security Bank Corporation to increase the authorized number of common shares from twenty-five million shares to fifty million shares.

					☐	☐	☐

(01) Benjamin W. Griffith, III (02) Ruthie G. McMichael (03) Ben G. Porter (04) H. Averett Walker (05) Larry C. Walker (06) James R. Williams

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

				PROPOSAL III: Approval of 2007 Omnibus Long-Term Incentive Plan.	☐	☐	☐
				PROPOSAL IV: Ratification of McNair, McLemore, Middlebrooks & Co. LLP as the independent auditors for Security Bank Corporation.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Meeting or any adjournments. This Proxy may be revoked at any time prior to voting hereto.

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposals listed on this Proxy.

				Mark here if you plan to attend the meeting			☐
				Mark here for address change and note change			☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

+	* * * IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *	+

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
é		é
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 10, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 10, 2007: 1-866-598-8913	Vote by Internet anytime prior to 3 a.m., May 10, 2007 go to https://www.proxyvotenow.com/sbkc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SECURITY BANK CORPORATION

		For	Withhold	For All Except
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS	PROPOSAL I: NOMINEES:	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Edward M. Beckham II, Robert M. Stalnaker and Richard W. White Jr., and each of them with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of SECURITY BANK CORPORATION (“SBKC”) common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SBKC, to be held at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia at 6:00 p.m. on May 10, 2007, and at any adjournment thereof.

Benjamin W. Griffith, III, Ruthie G. McMichael, Ben G. Porter, H. Averett Walker, Larry C. Walker and James R. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain

PROPOSAL II:

Approve the amendment to the articles of incorporation of Security Bank Corporation to increase the authorized number of common shares from twenty-five million shares to fifty million shares.

		☐	☐	☐

		For	Against	Abstain
	PROPOSAL III: Approval of 2007 Omnibus Long-Term Incentive Plan.	☐	☐	☐
		For	Against	Abstain
	PROPOSAL IV: Ratification of McNair, McLemore, Middlebrooks & Co. LLP as the independent auditors for Security Bank Corporation.	☐	☐	☐

Please be sure to sign and date this proxy in the box below.	Date

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Meeting or any adjournments. This Proxy may be revoked at any time prior to voting hereto.

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposals listed on this Proxy.

Shareholder sign above Co-holder (if any) sign above

+	+

é Detach above card, sign, date and mail in postage paid envelope provided. é

SECURITY BANK CORPORATION

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN

THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

REVOCABLE PROXY

SECURITY BANK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Edward M. Beckham II, Robert M. Stalnaker and Richard W. White Jr., and each of them with full powers of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of SECURITY BANK CORPORATION (“SBKC”) common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SBKC, to be held at the the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia at 6:00 p.m. on May 10, 2007, and at any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE

INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê                FOLD AND DETACH HERE                ê

SECURITY BANK CORPORATION — ANNUAL MEETING, MAY 10, 2007

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-598-8913 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/sbkc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS